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                                                                  EXHIBIT (f)(3)

                                     BY-LAWS

                                       OF

                     AMERICAN GENERAL LIFE INSURANCE COMPANY
                          (Restated as of June 8, 2005)

                                    ARTICLE I

                                     COMPANY

        SECTION 1. NAME. The name of the company shall be AMERICAN GENERAL LIFE INSURANCE COMPANY.

        SECTION 2. HOME OFFICE. The home office shall be located and maintained at 2727-A Allen Parkway, Houston, Harris County, Texas.

        SECTION 3. OTHER OFFICES. The company may have other offices, either within or without Texas, at such place or places as the Board of Directors (hereinafter referred to as "Board") may from time to time appoint or the business of the company requires. The maintenance of the principal office and all or part of its books, records, or accounts outside of Texas is subject to prior approval from the Texas Department of Insurance in accordance with the Texas Insurance Code.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        SECTION 1. ANNUAL MEETINGS. Annual meetings of the stockholders for the purpose of electing directors and for such other business as may be stated in the notice of the meeting or as otherwise appropriate, shall be held at such place, either

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within or without Texas, and at such time and date before May 1 of each year, as the President, Chairman, or Secretary shall determine and as set forth in the notice of meeting.

        At each annual meeting, the stockholders entitled to vote shall elect a Board and they may transact such other company business as is stated in the notice of meeting or as otherwise appropriate.

        SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders for any purpose may be called by the President, Chairman, or Secretary and may be held at such time and place, within or without the company's domiciliary state, as shall be stated in the notice of meeting.

        SECTION 3. STOCKHOLDER VOTES. Each stockholder entitled to vote shall be entitled to one vote for each share of stock entitled to vote held by such stockholder. No proxy shall be voted after 1 (one) year from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or applicable law.

                The Board shall keep a full and correct record of the Board's transactions. The stockholders may inspect these records during business hours. A complete list of the stockholders shall be open for inspection by any stockholder during ordinary business hours at a location determined by the Secretary.

        SECTION 4. QUORUM. Except as otherwise required by law, the presence, in person or by proxy, of stockholders holding a majority of the company stock entitled to

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vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall have power to adjourn the meeting without notice other than announcement at the meeting, until the required amount of stock entitled to vote is present. SECTION 5. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote at such meeting at his address as it appears on the records of the company, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

                                   ARTICLE III

                                    DIRECTORS

        SECTION 1. MANAGEMENT. The company business and affairs shall be managed by the Board. Subject to restrictions imposed by law, the Articles of Incorporation, or these By-Laws, the Board may exercise all of the powers of the company.

        SECTION 2. NUMBER AND TERM. The Board shall consist of five (5) or more directors. The directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.

        SECTION 3. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation may be made in writing, and shall take

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effect at the time specified therein, and if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation or the tendering of a written resignation shall not be necessary to make it effective.

        SECTION 4. VACANCIES. Except in the case of a vacancy created by Section
5. Removal., if the office of any director, member of a committee or other office becomes vacant, the remaining directors in office, even if less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold the office for the unexpired term and until his successor shall be duly chosen.

        SECTION 5. REMOVAL. Except as hereinafter provided, any director or directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote or at a special meeting of the stockholders called for that purpose. The vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of the stockholders entitled to vote.

        SECTION 6. COMMITTEES.

(a) Executive Committee. The Board may by resolution passed by a majority of the full Board designate the executive committee consisting of two (2) or more directors. The executive committee shall have all the powers of the Board in the interim between meetings of the Board including the power to declare dividends, except where action of the Board is required by law.

(b) Other Committees. In addition to the executive committee, the Board by resolution adopted by a majority of the Board may designate such other committees as it deems

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     appropriate. Each committee shall have and exercise only that authority of the Board delegated to it by the resolution creating such committee, except as prohibited by law.

(c) Committee Meetings. The committees shall meet at such times as may be fixed by the committee, or on the call of the President, Chairman, or Secretary.

(d) Committee Quorum and Voting. A majority of the members shall constitute a quorum for transaction of business. The act of the majority of members of the committee present at a meeting at which a quorum is present shall be the act of the committee.

(e) Committee Member Absence. In the absence of any committee member at any meeting called in accordance with these By-laws, the members present at any meeting whether or not they constititute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent member.

        SECTION 7. ANNUAL AND REGULAR MEETINGS. Each annual or regular meeting of the directors may be held with or without notice at such places and times as shall be determined by the President, Chairman or Secretary.

        SECTION 8. SPECIAL MEETINGS. Special meetings of the Board may be called by the President, Chairman, or Secretary or on request of a majority of the directors. Special meetings shall be held at such place or places as may be determined by the President, Chairman, or Secretary, or as stated in the notice of the meeting.

        SECTION 9. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting until a quorum is obtained,

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and no further notice thereof need be given other than by announcement at the meeting which was adjourned.

        SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing contained herein shall be construed to preclude any director from serving the company in any other capacity as an officer, employee or otherwise, and receiving compensation therefore.

        SECTION 11. INDEMNIFICATION OF OFFICERS AND DIRECTORS, AND INSURANCE.

Except as otherwise required by applicable law:

(a) The company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or on behalf of the company) by reason of the fact that he is or was director, officer, or employee or agent of the company, or is or was serving at the request of the company as director, officer, employee or agent of another company or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided that he (1) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company; and, (2) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its

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     equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

(b) The company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or on behalf of the company to procure a judgement in the company's favor, by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company or enterprise, against expenses (including attorney's fees), judgments and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding; provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and only to the extent that the court in which such action, suit or proceeding was brought or any other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

(c) To the extent that a director, officer, or employee or agent of the company has been successful on the merits or otherwise in defense of any action, suit or proceeding

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     referred to in paragraphs (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under paragraphs (a) and (b) above (unless ordered by a court or made pursuant to a determination by a court as hereinafter provided) shall be made by the company upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances and he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board by a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding (disinterested), or (2) by a committee of disinterested directors designated by majority vote of disinterested directors, even though less than a quorum, or (3) by independent legal counsel in a written opinion, and such legal counsel was selected by a majority vote of a quorum of the disinterested directors, or
     (4) by the stockholders. In the absence of a determination that indemnification is proper, the director, officer or employee may apply to the court conducting the proceeding or another court of competent jurisdiction which shall determine whether the director, officer, employee or agent has met the applicable standard of conduct set forth in paragraphs
     (a) and (b). If the court shall so determine, indemnification shall be made under paragraph (a) or (b) as the case may be.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the manner provided in paragraph (d) upon

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     receipt of a written instrument acceptable to the Board by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the company as authorized in this section.

(f) The indemnification provided by these By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit or the heirs, executors and administrators of such a person.

(g) The company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, or enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability under the provisions of these By-Laws.

                                   ARTICLE IV

                                    OFFICERS

        SECTION 1. ELECTION. The company officers shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board and who shall hold office until their successors are elected and qualified. In addition, the Board may elect a

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Chairman, one or more Vice Presidents, Assistant Secretaries and Assistant
Treasurers as they may deem proper. The President shall be a director, however, none of the other officers need be directors, unless required by law. The officers shall be elected at each annual meeting. More than two offices may be held by the same person except that the President shall not also hold the office of Secretary. Each officer shall hold office for the term for which he is elected and until his successor shall have been duly elected and qualified, or until death, resignation, or removal, as provided herein.

        SECTION 2. OTHER OFFICERS AND AGENTS. The Board may elect such other officers and agents as it deems advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        SECTION 3. REMOVAL. Any officer elected by the Board may be removed, with or without cause, by the Board whenever in its judgment the best interests of the company will be served.

        SECTION 4. VACANCIES. A vacancy in the office of any officer may be filled for the unexpired portion of the term by the Board.

        SECTION 5. CHAIRMAN. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board and shall have and perform such other duties as from time to time may be assigned to him by the Board. In his absence, the Chairman may appoint the Secretary or another director to preside at any meeting of the company.

        SECTION 6. PRESIDENT. The President shall be the chief executive officer of the company and shall have the general powers and duties of supervision and management usually vested in the office of president of a company and other duties as

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may be prescribed by the Board from time to time. He shall preside at all meetings of the stockholders if present at such meeting.

        SECTION 7. VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board or the President.

        SECTION 8. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the company. He shall, in general, perform the duties incident to the office of the treasurer and such other duties as from time to time may be assigned to him by the President or Board. If required by the Board, he shall give the company a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

        SECTION 9. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or these By-Laws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person directed by the President, or by the Board, or stockholders. He shall record all the proceedings of the meetings of the company, the committees, and of the Board in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board or the President. He shall have custody of the company records and seal and shall affix the seal to all instruments requiring it, when authorized by the Board or the President, and attest the same. He shall, in general, perform the duties incident to the office of the secretary.

        SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected

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and have such powers and perform duties as assigned to them by the Treasurer or
Secretary or Board or President.

                                    ARTICLE V

                                  MISCELLANEOUS

        SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the Chairman, if elected, President or Vice President, and, the Treasurer or Secretary shall be issued to each stockholder certifying the number of shares owned by him in the company. The signatures may be facsimiles.

        SECTION 2. LOST CERTIFICATES. A new stock certificate may be issued in place of any certificate issued by the company, alleged to have been lost or destroyed, and the Board may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the company a bond, in such amount as it may direct, not exceeding double the value of the stock, to indemnify the company against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

        SECTION 3. TRANSFER OF SHARES. The shares of stock shall be transferable only upon its books by the holders in person or by their legal representatives, and upon such transfer the old certificates shall be delivered to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board may designate, by whom they shall be cancelled, and new certificates issued. A record shall be made of each transfer and whenever a transfer is made for collateral security, and not absolutely, it shall be expressed as such in the entry of the transfer.

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        SECTION 4. STOCKHOLDERS RECORD DATE. In order for the company to determine the stockholders entitled to notice of or to vote at any meeting or any adjournment thereof, or to consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights regarding any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

        SECTION 5. DIVIDENDS. Subject to the provisions of the Articles of Incorporation and applicable law, the Board may, out of funds legally available therefore, declare dividends upon the capital stock of the company as and when they deem expedient.

        SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the words "CORPORATE SEAL".

        SECTION 7. FISCAL YEAR. The fiscal year of the company shall be the calendar year.

        SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the company shall be signed by such officer, or corporate agent and in such manner as shall be determined from time to time by resolution of the Board.

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        SECTION 9. POLICIES. All policies of insurance shall be signed by the
Chairman, President, or Vice President, and, by the Secretary or Assistant Secretary whose signatures may be facsimiles.

        SECTION 10. NOTICE. Whenever any notice is required by these By-Laws, the Articles of Incorporation, or applicable law to be given, any notice so required shall be deemed sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the company records or may be provided by electronic transmission if consented to by the recipient. Any such notice shall be deemed to have been given on the day of such mailing or electronic transmission. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

        SECTION 11. WAIVER. Whenever any notice is required to be given under any law, or the Articles of Incorporation or these By-Laws, a waiver in writing, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to giving such notice. Attendance by any person at any meeting where notice has not been given shall be deemed waiver of such notice.

        SECTION 12. ACTION WITHOUT MEETING.

(a) Shareholder. Any action permitted or required to be taken at any meeting of shareholders under these By-Laws may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the majority of outstanding stock entitled to vote. Prompt notice of the taking of the corporate action without a meeting by less than

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     unanimous written consent shall be given to those stockholders who have not consented in writing.

(b) Board or Committee. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all Board or committee members, as the case may be, and such written consent is filed with the minutes of proceedings. Such consent shall have the same force and effect as a vote at a meeting.

        SECTION 13. TELEPHONE COMMUNICATION AND VIDEO CONFERENCE. Any or all of the stockholders, directors, or committee members may participate in a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE VI

                                   AMENDMENTS

        Subject to applicable laws and the Articles of Incorporation, these By-Laws may be altered or repealed and new By-Laws may be adopted: (a) at any meeting of the stockholders by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote, or (b) by the affirmative vote of a majority of the Board present at the meeting, or (c) as otherwise required or allowed by law.

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